Exhibit 99.1

Bridge House
Bridge Street
Castletown
Isle of Man
IM9 1AX
British Isles
April 30, 2005
T: + 44 (0) 1624 820700
F: + 44 (0) 1624 829570

W: www.unicornworldwide.com

Mr. Arthur Becker	E: info@unicornworldwide.com
Chief Executive Officer
NAVISITE, INC.
400 Minuteman Road
Andover, MA 01810

     Re:   Extension of Term

Dear Sir:

     In connection with that certain Loan and Security Agreement (the “Agreement”), dated as of January 29, 2003 between Atlantic Investors LLC (“Lender”) and NaviSite, Inc. (“Borrower”), this letter serves to notify Borrower that any and all Credit Advances under the Agreement made prior to, or following the date of this letter shall be due on or before the earlier of (i) August 1, 2005 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13 million and first satisfies the mandatory prepayment obligation under those certain notes due to Surebridge, Inc., now known as Waythere, Inc.

     If you have any questions, please feel free to call contact me.

Sincerely yours,

ATLANTIC INVESTORS, LLC

By: UNICORN WORLDWIDE HOLDINGS
LIMITED, a managing member

By:	/s/ Simon Cooper

Name:	Simon Cooper
Title:	Director